Exhibit 10.1

Service Agreement No. 262643

Revision No. 0

FTS-1 SERVICE AGREEMENT

THIS AGREEMENT is made and entered into this 7th day of March, 2022 by and between COLUMBIA GULF TRANSMISSION, LLC (“Transporter”) and ROANOKE GAS COMPANY (“Shipper”).

WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Service to be Rendered. Transporter shall perform and Shipper shall receive the service in accordance with the provisions of the effective FTS-1 Rate Schedule and applicable General Terms and Conditions of Transporter’s FERC Gas Tariff, Third Revised Volume No. 1 (“Tariff”), on file with the Federal Energy Regulatory Commission (“Commission”), as the same may be amended or superseded in accordance with the rules and regulations of the Commission herein contained. The maximum obligations of Transporter to deliver gas hereunder to or for Shipper, the designation of the points of delivery at which Transporter shall deliver or cause gas to be delivered to or for Shipper, and the points of receipt at which the Shipper shall deliver or cause gas to be delivered, are specified in Appendix A, as the same may be amended from time to time by agreement between Shipper and Transporter, or in accordance with the rules and regulations of the Commission.

Section 2. Term. Service under this Agreement shall commence as of April 1, 2022, and shall continue in full force and effect until March 31, 2027. Shipper and Transporter agree to avail themselves of the Commission’s pre-granted abandonment authority upon termination of this Agreement, subject to any right of first refusal Shipper may have under the Commission’s Regulations and Transporter’s Tariff.

Section 3. Rates. Shipper shall pay the charges and furnish the Retainage as described in the above-referenced Rate Schedule, unless otherwise agreed to by the parties in writing and specified as an amendment to this Service Agreement. Transporter may agree to discount its rate to Shipper below Transporter’s maximum rate, but not less than Transporter’s minimum rate. Such discounted rate may apply to: (a) specified quantities (contract demand or commodity quantities); (b) specified quantities above or below a certain level or all quantities if quantities exceed a certain level; (c) quantities during specified time periods; (d) quantities at specified points, locations, or other defined geographical areas; (e ) that a specified discounted rate will apply in a specified relationship to the quantities actually transported (i.e., that the reservation charge will be adjusted in a specified relationship to quantities actually transported); and (f) production and/or reserves committed by the Shipper.

Section 4. Notices. Notices to Transporter under this Agreement shall be addressed to it at 700 Louisiana St., Suite 700, Houston, Texas 77002-2700, Attention: Customer Services and notices to Shipper shall be addressed to it at Roanoke Gas Company, President, P.O. Box 13007, Roanoke, VA 24030, Attention: Roanoke Gas Company, until changed by either party by written notice.

Section 5. Superseded Agreements. This Service Agreement supersedes and cancels, as of the effective date hereof, the following Service Agreement(s): N/A.

ROANOKE GAS COMPANY	COLUMBIA GULF TRANSMISSION , LLC
By /s/Paul W. Nester	By /s/Carol Wehlmann
Title President and CEO	Title Manager, USNG Contracts
Date 7 Mar 2022	Date March 8, 2022

Revision No. 0

Appendix A to Service Agrement No. 262643

Under Rate Schedule FTS-1

between Columbia Gulf Transmission, LLC ("Transporter")

and Roanoke Gas Company ("Shipper")

		Transportation Demand
			Transportation	Recurrence
	Begin Date	End Date	Demand Dth/day	Interval
	04/01/2022	03/31/2027	17,349	1/1 - 12/31
		Primary Receipt Points
		Measuring	Measuring	Maximum Daily	Recurrence
Begin Date	End Date	Point No.	Point Name	Quantity (Dth/day)	Interval
04/01/2022	03/31/2027	2700010	CGT-RAYNE	17,349	1/1 - 12/31
		Primary Delivery Points
		Measuring	Measuring	Maximum Daily	Recurrence
Begin Date	End Date	Point No.	Point Name	Quantity 9Dth/day)	Interval
04/01/2022	03/31/2027	801	GULF-LEACH	17,349	1/1 - 12/31

The Master List of Interconnects ("MLI") as defined in Section 1 of the General Terms and Conditions of Transporter's Tariff is incorporated by reference for purposes of listing valid secondary interruptible receipt points and delivery points.

Transporter and Shipper have mutually agreed to the following maximum or minimum pressure commitments:

____ Yes   x   No (Check applicable blank) Transporter and Shipper have mutually agreed to a Regulatory Restructuring Reduction Option pursuant to Section 33 of the General Terms and Conditions of Transporter's FERC Gas Tariff.

____ Yes   x   No (Check applicable blank) Shipper has a contractual right of first refusal equivalent to the right of first refusal set forth from time to time in Section 4 of the General Terms and Conditions of Transporter's FERC Gas Tariff.

____ Yes   x   No (Check applicable blank) This Service Agreement covers interim capacity sold pursuant to the provisions of General Terms and Conditions Section 4.  Right of first refusal rights, if any, applicable to this interim capacity are limited as provided for in General Terms and Conditions Section 4.

ROANOKE GAS COMPANY	COLUMBIA GULF TRANSMISSION, LLC
By /s/ Paul W. Nester	By /s/ Carol Wehlmann
Title President and CEO	Title Manager, USNG Contracts
Date 7 Mar 2022	Date March 8, 2022